UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Park, Valhalla, NY		10595
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 686-3650

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 23, 2006, the registrant entered into a Separation and Release Agreement dated as of March 21, 2006 (the “Separation Agreement”) with Christopher N. Japp, the former president of the registrant's Del Medical Systems Group subsidiary. The Separation Agreement is attached hereto as Exhibit 99.01 and incorporated herein by reference. The following summary does not purport to be complete and is subject to and qualified in its entirety by the actual text of such agreement. The Separation Agreement provides that the registrant shall continue payment of Mr. Japp’s base salary and car allowance and continue Mr. Japp’s health-related benefits through May 31, 2006. In consideration for these payments, Mr. Japp agreed to release and discharge the registrant, as more fully described in the Separation Agreement.

For additional information, reference is made to the press release attached hereto as Exhibit 99.1.
Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not Applicable.
(b)	Pro Forma Financial Information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits
	Exhibit No.	Exhibits

99.1	Separation and Release Agreement dated as of March 21, 2006 between the registrant and Christopher N. Japp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.

(Registrant)

Date:	March 24, 2006
		By:	/s/ Mark Koch
Mark Koch
Principal Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation and Release Agreement dated as of March 21, 2006 between the registrant and Christopher N. Japp.